EXHIBIT 99.2

Platform Specialty Products Corporation
Commences Cash Tender Offer and Consent Solicitation
for Any and All of its Outstanding 10.375% Senior Notes due 2021
WEST PALM BEACH, Fla., November 8, 2017 -- Platform Specialty Products Corporation (NYSE:PAH) (“Platform”), a global specialty chemicals company, announced today that it has commenced a cash tender offer to purchase any and all of its outstanding $500,000,000 aggregate principal amount of 10.375% Senior Notes due 2021 (the “Notes”). In connection with the tender offer, Platform is also soliciting consents from holders of the Notes to certain amendments to the indenture governing the Notes to, among other things, eliminate substantially all of the restrictive covenants and certain events of default contained therein. The tender offer is being made pursuant to an Offer to Purchase and Consent Solicitation Statement dated November 8, 2017 and a related Consent and Letter of Transmittal (together, the “Offer Documents”).
The Notes and certain other information relative to Platform’s tender offer and consent solicitation are set forth in the table below.

Notes	CUSIP Numbers(s)	Aggregate Principal Amount Outstanding	Tender Offer Consideration(1)	Consent Payment(1)	Total Consideration(1)(2)
10.375% Senior Notes due 2021	72766QAC9 U7264MAC8	$500,000,000	$1,057.82	$30.00	$1,087.82

(1)
Per $1,000 principal amount of Notes excluding accrued and unpaid interest thereon, if any, which interest will be paid in addition to the Tender Offer Consideration or the Total Consideration, as applicable.

(2)	Includes the Consent Payment.
Each holder who validly tenders its Notes and delivers its consent to the proposed amendments to the indenture governing the Notes prior to 5:00 p.m., New York City time, on Wednesday, November 22, 2017, unless such time is extended or earlier terminated by Platform (the “Early Tender Time”), will receive, if such Notes are accepted for purchase pursuant to the tender offer, the total consideration of $1,087.82 per $1,000 principal amount of the Notes tendered (the “Total Consideration”), which includes $1,057.82 as the tender offer consideration and $30.00 as a consent payment (the “Consent Payment”). In addition, accrued and unpaid interest, if any, up to, but not including, the applicable settlement date of the Notes will be paid in cash on all validly tendered and accepted Notes.
The tender offer is scheduled to expire at 12:00 midnight, New York City time, at the end of Thursday, December 7, 2017, unless extended or earlier terminated (the “Expiration Date”). Holders who validly tender their Notes after the Early Tender Time but on or prior to the Expiration Date will receive the tender offer consideration of $1,057.82 per $1,000 principal amount of the Notes (the “Tender Offer Consideration”), plus any accrued and unpaid interest, if any, on the Notes up to, but not including, the applicable payment date, but will not receive the Consent Payment.
Tendered Notes may be withdrawn at any time prior to 5:00 pm, New York City time, on Wednesday, November 22, 2017, but not thereafter, except to the extent that Platform is required by law to provide additional withdrawal rights (such time, as the same may be extended, the “Withdrawal Deadline”). Subject to the terms and conditions described below, payment of the Total Consideration or the Tender Offer Consideration, as applicable, is expected to occur on or about one business day after the Early Tender Time or the Expiration Date, as applicable, assuming the satisfaction or waiver by Platform of the conditions to the tender offer and consent solicitation.
The tender offer and consent solicitation is conditioned upon, among other things, Platform and/or one or more of its affiliates having completed one or more debt financings on terms and conditions satisfactory to Platform (collectively, the “Financing Condition”), as well as other general conditions. The tender offer is not conditioned upon a minimum amount of Notes being tendered.
If any of the conditions are not satisfied or waived, in Platform’s sole discretion, Platform may terminate the tender offer and consent solicitation and return tendered Notes. Platform has the right to waive any of the foregoing conditions with respect to the Notes and to consummate the tender offer and consent solicitation. In addition, Platform has the right, in its sole discretion, to terminate the tender offer and consent solicitation at any time, subject to applicable law.
The complete terms and conditions of the tender offer for the Notes are set forth in the Offer Documents and the tender offer and consent solicitation are being made only through, and subject to the terms and conditions set forth in, the Offer Documents.
Concurrently with the commencement of the tender offer, Platform issued a conditional notice of redemption of all outstanding Notes at the redemption price of 100% of the principal amount thereof plus the Applicable Premium (as defined in, and determined in accordance with, the indenture governing the Notes), plus accrued and unpaid interest, if any, to, but not including, the redemption date. The redemption date is expected to occur on December 8, 2017. The redemption is conditioned upon the consummation of the Financing Condition described above. The complete terms and conditions of the redemption are set forth in the conditional notice of redemption.
This press release is not an offer to purchase or a solicitation of consents, which may be made only pursuant to the terms of the Offer Documents and related materials and in accordance with applicable securities laws. This press release shall not constitute a notice of redemption of the Notes. This press release is not an offer to purchase or a solicitation of an offer to sell any securities.
Credit Suisse Securities (USA) LLC will act as Dealer Manager and Solicitation Agent for the tender offer and consent solicitation for the Notes. Questions regarding Platform’s tender offer and consent solicitation may be directed to Credit Suisse Securities (USA) LLC at (212) 325-2476 or toll free at (800) 820-1653.
D.F. King & Co., Inc. will act as the Tender Agent and Information Agent for Platform’s tender offer and consent solicitation. Requests for the Offer Documents may be directed to D.F. King & Co., Inc. at (212) 269-5550 (for brokers and banks) or (800) 290-6427 (for all others) or email pah@dfking.com.
None of Platform, the Dealer Manager and Solicitation Agent, the Tender Agent and Information Agent or any of their affiliates, or any other person makes any recommendation as to whether holders of Notes should tender their Notes, and no one has been authorized to make such a recommendation. Holders of Notes must make their own decisions as to whether to tender their Notes, and if they decide to do so, the principal amount of the Notes to tender. Holders of the Notes should read carefully the Offer Documents and related materials before any decision is made.
About Platform
Platform is a global, diversified producer of high-technology specialty chemicals and a provider of technical services. The business involves the formulation of a broad range of solutions-oriented specialty chemicals, which are sold into multiple industries, including automotive, agriculture, animal health, electronics, graphic arts, and offshore oil and gas production and drilling.
Forward-Looking Statements

Certain statements contained in this release are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995 as it contains "forward-looking statements" within the meaning of the federal securities laws, which include statements regarding expectations, beliefs, plans, intentions, projections or other statements regarding the future. These projections and statements are based on management's estimates and assumptions with respect to future events and financial performance, and are believed to be reasonable, though are inherently difficult to predict.  The statements in this release are not guarantees of future performance, and actual results could differ materially from current expectations. A number of factors could cause or contribute to such differences, which include, among others, Platform’s ability to consummate the tender offer and consent solicitation and the redemption, the availability and cost of debt financing, market volatility, unanticipated delays and transaction expenses, legal, tax and regulatory requirements and overall global and economic business conditions impacting Platform’s business .  Additional information concerning factors that could cause results to vary is, or will be, included in Platform's periodic and other reports filed with the Securities and Exchange Commission, including Platform's annual report on Form 10-K for the fiscal year ended December 31, 2016. Platform undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACT:

Investor Relations Contact:

Carey Dorman
Senior Director of Corporate Development
         Platform Specialty Products Corporation
         1-561-406-8465

Media Contact:

Liz Cohen
Weber Shandwick
1-212-445-8044